EXHIBIT 10.11


                      SEVENTH AMENDMENT TO CREDIT AGREEMENT


         THIS AMENDMENT made and entered into as of the 4th day of April, 2000 by Taylor Investment Corporation, a Minnesota corporation (herein called "Borrower") for the benefit of Diversified Business Credit, Inc., a Minnesota Corporation (herein called "Lender").

                                   WITNESSETH

         WHEREAS, Borrower and Lender previously entered into that certain Credit Agreement dated as of November 18, 1986, as amended by that certain Amendment to Credit Agreement dated June 23, 1993, that certain Second Amendment to the Credit Agreement dated June 12, 1995, that certain Third Amendment to the Credit Agreement dated September 30, 1996, that certain Fourth Amendment to the Credit Agreement dated July 1, 1997, that certain Fifth Amendment to the Credit Agreement dated February 27, 1998 and that certain Sixth Amendment to the Credit Agreement dated April 8, 1999 (collectively, the Credit Agreement together with the Seventh Amendment are herein called the "Credit Agreement").

         WHEREAS, Borrower and Lender desire to alter, amend and modify the Credit Agreement as hereinafter set forth.

         NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Definitions "Maturity Date" is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof:

                  "Maturity Date" shall mean April 30, 2002 or, as provided in Paragraph 6 of the Third Amendment and any subsequent anniversary date thereof.

         2. Definitions "Real Estate Borrowing Base" is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof:

                  "Real Estate Borrowing Base" shall mean 80% of the purchase price of Eligible Real Estate Inventory plus at the Lender's sole discretion up to eighty percent (80%) of the Eligible Development Costs of Eligible Real Estate Inventory, provided, however the Real Estate Borrowing Base shall not exceed Four Million Dollars ($4,000,000).

         3. The first two paragraphs of 2(b) REAL ESTATE LOAN FACILITY of the Third Amendment are hereby deleted in their entirety therefrom and the following is hereby inserted in lieu thereof:

                  (b) REAL ESTATE LOAN FACILITY. Subject to the terms and conditions of this Credit Agreement, Lender shall make Advances upon the request of the Borrower pursuant to a Real

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                  Estate Loan Facility. Subject to Paragraph 3 of this Seventh
                  Amendment, the maximum aggregate principal amount of all Advances outstanding at any one time under the Real Estate Loan Facility shall not exceed the lower of (i) Four Million Dollars ($4,000,000) or (ii) the Real Estate Borrowing Base of
                  (iii) the aggregate principal amount of advances outstanding under the Receivable Revolving Loan Facility, the Laurentian Loan Facility and the Supplemental Loan Facility.

                           Borrower shall pay interest on all outstanding
                  Advances under the Real Estate Loan Facility at an annual rate (computed on the basis of actual days elapsed in a 360-day year) per annum, which, for any particular month, shall be the greater of (i) eight percent (8.0%) per annum or (ii) one percent (1.0%) per annum above the Base Rate, provided, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Each change in the interest rate shall take effect simultaneously with the corresponding change in the Base Rate.

         4. Paragraph 2(d) of the Fifth Amendment is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof:

                  2(d) SUPPLEMENTAL LOAN FACILITY. Subject to the terms and conditions of this Credit Agreement Lender shall make Advances upon the request of the Borrower pursuant to a Supplemental Loan Facility. Subject to Paragraph 3 of the Fifth Amendment, the maximum aggregate principal amount of all Advances outstanding at any one time under the Supplemental Loan Facility shall not exceed the lower of (i) Three Million ($3,000,000) or (ii) (25(degree)/a) of the principal amount of Advances outstanding under the Receivable Revolver Loan Facility, Real Estate Loan Facility, Laurentian Loan Facility and the Supplemental Loan Facility.

         5. Paragraph 3 of the Sixth Amendment is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof:

                  OVER ADVANCES. Notwithstanding any other provisions of this Credit Agreement, if at any time the aggregate principal amount of Advances outstanding under this Credit Agreement or any commitment hereunder shall exceed (i) Twelve Million Dollars ($12,000,000.00), or (ii) any other limitation set forth herein, the Borrower shall immediately pay to the Lender the amount by which said principal amount exceeds such limitation.

         6. Paragraph 1(f) of the Second amendment is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

                  1(f) In addition to the interest provided for in Paragraph 1(d) hereof, payable on all outstanding loans under this Agreement, Borrower shall pay Lender, on the date of this Agreement and on each anniversary date thereafter, the sum of


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                  Fifty Thousand Dollars ($50,000), which sum shall be due and payable without regard to the amount of loans outstanding hereunder.

         7. Except as expressly amended hereby or previously amended in writing, the Credit Agreement and Security Documents shall remain in full force and effect in accordance with their original terms and binding upon and enforceable against Borrower, and not subject to any defense, counterclaim or right of setoff.

         IN WITNESS WHEREOF, this Amendment to the Credit Agreement has been duly executed and delivered by the proper officers thereunto duly authorized on the day and year first above written.

                                        Taylor Investment Corporation


                                        By     /s/ Philip C. Taylor
                                           -------------------------------------
                                               Its President

                                        ADDRESS:

                                        Suite 506
                                        43 Main Street South
                                        Minneapolis, Minnesota  55414

Accepted at Minneapolis, MN
on April 5, 2000.

Diversified Business Credit, Inc.


By      /s/
   -----------------------------------
        Its Vice President


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